"Comerica: Capitalizing on our Strengths" Ralph Babb Chairman, President & CEO November 18, 2003

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "intend", "estimate", "project", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance, including statements of profitability of business segments and subsidiaries, estimates of credit quality trends and global stability. Such statements reflect the view of Comerica's management, as of the date of this Presentation, with respect to future events and are subject to risks and uncertainties, such as changes in Comerica's plans, objectives, expectations and intentions and do not purport to speak as of any other date. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this Presentation. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery, including the risk of deflation, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, changes in political, economic and regulatory stability in countries where Comerica operates, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made in this Presentation. Comerica does not undertake to update forward-looking statements to reflect circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Leading commercial lender Leveraging strong commercial relationships Enhancing our business model to grow Why Comerica?

Capitalizing on Our Strengths Relationship banking Quality products and services Footprint markets

Capitalizing on Our Strengths 1. Ranking based on 2002 National Middle Market external survey. 2. Ranking based on 2003 National Small Business external survey.

Capitalizing on Our Strengths Outstanding customer satisfaction for Treasury Management products, scoring A or A+ in 31 of 32 categories.1 Private Banking meets or exceeds 8 of 10 most important national customer service attributes.2 4 out of 5 Institutional Trust customers ranked Comerica the highest in overall customer satisfaction.3 1. 2003 Phoenix-Hecht Middle Market Monitor 2. 2002 VIP Forum Survey 3. 2002 Morpace International Survey

Long-Term Direction Improve our risk profile by reducing variability of credit risk with a peak charge-off target of approximately 75 bps Leverage our relationships to improve consistency through all phases of the economic cycle Measurable objectives to gauge success at enhancing our business model

Risk Management at the Next Level Risk specialists manage specific elements of risk: Credit Market and Interest Rate Operational Centrally manage aggregated risks Industry leader with respect to credit-related risk

Credit Risk Management Initiatives New risk rating system Enhanced portfolio analytics Industry leading technology

Step #1: The Migration Matrix is applied to the current portfolio to arrive at an estimate of the true portfolio composition by risk rating. Step #2: The Expected Loss Table is applied to the projected portfolio to arrive at loan loss reserves for the covered portfolio. Portfolio Analytics Portfolio Composition at Start of Year Migration Matrix Post-Migration Estimated Portfolio Expected Loss Table Implied Loan Loss Reserves Migration Analysis

Portfolio Analytics Concentration Analysis Top Industry Concentrations Top Borrower Concentrations Industry A Industry B Industry C About Average Concentrating Diversifying Concentration Indicators At Industry & Borrower Level LOB A LOB B LOB C LOB D LOB E 0.56 0.2 0.13 0.08 0.03 LOB A LOB B LOB C LOB D LOB E Exposure LOB A LOB B LOB C LOB D LOB E Risk Concentration LOB = Line of Business

Early Success in Risk Management Reduced risk profile of selected industry-specific businesses Reduced the level of "credit-only" relationships Refocused Global Finance on a North American platform Global Finance Loans Outstanding 2001 2002 3Q 2003 Future 5300 4329 2586 3000 Large Corporate Loans Outstanding 2001 2002 3Q 2003 Future 3695 3622 3097 3000

Business Bank Small Business & PFS Wealth & Institutional Mgmt 0.73 0.22 0.05 Business Bank 73% Wealth & Institutional Management 5% Business Segment Income Small Business & Personal Financial Services 22% 2003 YTD Net Income $503 million* *Net of Finance / Other: 2003 YTD ($188 MM)

Targeted Growth in Other Segments Realigned Individual & Investment Banks into two distinct business segments Small Business & Personal Financial Services Wealth & Institutional Management Moving toward a standardized product platform and delivery system for all markets Establishing national branding and marketing programs

Alignment with core businesses Solidifying relationships Favorable demographics Capacity in footprint markets Branch expansion process Branches Support our Business Model

Market & Competitive Opportunity

Branch Investment 50 branches over the next 3 years Capital investment: approximately $100 - 120 million over 3 years Positive earnings within 18 months Investment Rate of Return of 20+%

Wealth & Institutional Management Individuals Institutions

Connectivity Scorecard measures growth in: customer relationships accounts per relationship revenue per relationship Information available at the relationship manager level Ties into customer profitability system and incentive plans net interest income non interest income total revenue

Grow Our Other Markets Contribution to Net Income Western Region Texas Florida 273.64 65.814 10.767 *Net of Finance / Other: 2003 YTD ($188 MM) Midwest Market Non-Midwest Markets 335.593 350.221 Midwest Market 49% Non-Midwest Markets 51% Western Region 79% Texas 18% Florida 3%

US MI CA TX FL Projected 2004* 0.045 0.026 0.032 0.045 0.047 Average 1998-2002 0.052 0.04 0.061 0.057 0.055 Grow Our Other Markets Economic Growth Prospects *2004 calendar year vs. 2003 calendar year.

Western Region OBJECTIVE: Focus expansion efforts on California Rank 8th in market share based on deposits with 40 branches* Add 21 branches in next 3 years $11.8 B in average loans outstanding as of 09/30/2003 Accelerate growth in Small Business and Wealth & Institutional Management through Connectivity and investment in people, branches and ATMs *Source: SNL Datasource. San Diego Costa Mesa Los Angeles Fresno San Jose/Santa Clara Santa Cruz / Monterey San Francisco Sacramento

Texas Rank 13th in market share based on deposits with 49 branches* Add 12 branches over 3 years $4.4 B in average loans outstanding as of 09/30/2003 Ranked #1 in Middle Market and Small Business commercial customer satisfaction OBJECTIVE: To grow market share profitably Dallas Austin Houston

Performance Objectives Targets in Reasonable Economies

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